                                       BYLAWS


                                         OF


                                 bebe stores, inc.


                                     I N D E X
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SECTION                                                                      PAGE
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                                      ARTICLE I

                                       OFFICES
     1.1  Principal Executive Office. . . . . . . . . . . . . . . . . . . . .  1
     1.2  Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                      ARTICLE II

                               MEETINGS OF SHAREHOLDERS
     2.1  Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.2  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.3  Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.4  Limitation on Business at Special Meeting . . . . . . . . . . . . .  2
     2.5  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.6  Voting and Proxies. . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.7  Inspectors of Election. . . . . . . . . . . . . . . . . . . . . . .  3
     2.8  Conduct of the Shareholders' Meeting. . . . . . . . . . . . . . . .  3
     2.9  Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.10  Notice of Shareholder Business.. . . . . . . . . . . . . . . . . .  3
     2.11  Action Without Meeting . . . . . . . . . . . . . . . . . . . . . .  4
     2.12  Stock List . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                                     ARTICLE III

                                      DIRECTORS
     3.1  Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.2  Number of Directors . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.3  Election and Term of Office . . . . . . . . . . . . . . . . . . . .  5
     3.4  Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.5  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.6  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     3.7  Organization Meeting. . . . . . . . . . . . . . . . . . . . . . . .  6
     3.8  Other Regular Meetings. . . . . . . . . . . . . . . . . . . . . . .  6
     3.9  Calling Meetings. . . . . . . . . . . . . . . . . . . . . . . . . .  6
     3.10  Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . .  7
     3.11  Telephonic Meetings. . . . . . . . . . . . . . . . . . . . . . . .  7
     3.12  Notice of Special Meetings . . . . . . . . . . . . . . . . . . . .  7
     3.13  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . .  7
     3.14  Action Without Meeting . . . . . . . . . . . . . . . . . . . . . .  8
     3.15  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     3.16  Adjournment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                                       i
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
     3.17  Inspection Rights. . . . . . . . . . . . . . . . . . . . . . . . .  8
     3.18  Fees and Compensation. . . . . . . . . . . . . . . . . . . . . . .  8
     3.19  Loans to Officers. . . . . . . . . . . . . . . . . . . . . . . . .  8

                                  ARTICLE IV

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES
     4.1  Executive Committee.. . . . . . . . . . . . . . . . . . . . . . . .  9
     4.2  Other Committees. . . . . . . . . . . . . . . . . . . . . . . . . .  9
     4.3  Minutes and Reports . . . . . . . . . . . . . . . . . . . . . . . .  9
     4.4  Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.5  Term of Office of Committee Members . . . . . . . . . . . . . . . . 10

                                  ARTICLE V

                                   OFFICERS
     5.1  Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.2  Election. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.3  Subordinate Officers, etc . . . . . . . . . . . . . . . . . . . . . 10
     5.4  Removal and Resignation . . . . . . . . . . . . . . . . . . . . . . 11
     5.5  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.6  Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . 11
     5.7  President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.8  Vice President. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.9  Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.10  Treasurer and Chief Financial Officer. . . . . . . . . . . . . . . 12
     5.11  Assistant Secretary. . . . . . . . . . . . . . . . . . . . . . . . 12
     5.12  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                  ARTICLE VI

                                MISCELLANEOUS
     6.1  Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     6.2  Inspection of Corporate Records . . . . . . . . . . . . . . . . . . 13
     6.3  Execution of Corporate Instruments. . . . . . . . . . . . . . . . . 14
     6.4  Ratification by Shareholders. . . . . . . . . . . . . . . . . . . . 14
     6.5  Representation of Shares of Other Corporations. . . . . . . . . . . 14
     6.6  Inspection of Bylaws. . . . . . . . . . . . . . . . . . . . . . . . 14
     6.7  Facsimile Signatures. . . . . . . . . . . . . . . . . . . . . . . . 14

                               ARTICLE VII

                             SHARES OF STOCK

     7.1  Form of Certificates. . . . . . . . . . . . . . . . . . . . . . . . 15

                                     ii
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
     7.2  Transfer of Shares. . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.3  Lost Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 15

                               ARTICLE VIII

                             INDEMNIFICATION
     8.1  Indemnification by Corporation. . . . . . . . . . . . . . . . . . . 15
     8.2  Right of Claimant to Bring Suit . . . . . . . . . . . . . . . . . . 16
     8.3  Indemnification of Employees and Agents of the Corporation. . . . . 17
     8.4  Rights Not Exclusive. . . . . . . . . . . . . . . . . . . . . . . . 17
     8.5  Indemnity Agreements. . . . . . . . . . . . . . . . . . . . . . . . 17
     8.6  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.7  Amendment, Repeal or Modification . . . . . . . . . . . . . . . . . 17

                                ARTICLE IX

                                AMENDMENTS
     9.1  Power of Shareholders . . . . . . . . . . . . . . . . . . . . . . . 18
     9.2  Power of Directors. . . . . . . . . . . . . . . . . . . . . . . . . 18

                                   BYLAWS

                                     OF

                             bebe stores, inc.


                                 ARTICLE I

                                  OFFICES

SECTION 1.1  PRINCIPAL EXECUTIVE OFFICE.

     The principal executive office for the transaction of the business of bebe stores, inc. (the "Corporation") is hereby fixed and located at 380 Valley Drive, Brisbane, California 94005, County of San Mateo, State of California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

SECTION 1.2  OTHER OFFICES.

     Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                ARTICLE II

                          MEETINGS OF SHAREHOLDERS

SECTION 2.1  ANNUAL MEETING.

          An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board shall each year fix, which date shall be within thirteen months of the last annual meeting of shareholders.

SECTION 2.2  SPECIAL MEETING.

          Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Notice of such special meeting shall be given in the same manner as for the annual meeting of shareholders.

SECTION 2.3  NOTICE OF MEETINGS.

          Written notice of the place, date and time of all meetings of the shareholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, and to each shareholder not entitled to vote who is entitled by statute to notice, except as otherwise provided herein or required by law

(meaning, here and hereinafter, as required from time to time by the California General Corporation Law or the Articles of Incorporation (the "Articles") of the corporation). In the case of a special meeting, such notice shall include the purpose or purposes for which the meeting is called.
 Notice shall be given either by mail or by presenting it to the shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post-office address as it appears on the records of the corporation, with postage thereon prepaid.

SECTION 2.4  LIMITATION ON BUSINESS AT SPECIAL MEETINGS.

          Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

SECTION 2.5  QUORUM.

          At any meeting of the shareholders, the holders of a majority of all the issued and outstanding shares of the capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting, unless or to the extent that the presence of a larger number may be required by the Articles or by law. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to another place, date or time.

SECTION 2.6  VOTING AND PROXIES.

          A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by these Bylaws or by the Articles. Unless otherwise provided by statute or in the Articles, each shareholder shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

          At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No shareholder may authorize more than one proxy for his shares.

SECTION 2.7  INSPECTORS OF ELECTION.

          The Board or, if the Board shall not have made the appointment, the chairman presiding at any meeting of shareholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

SECTION 2.8  CONDUCT OF THE SHAREHOLDERS' MEETING.

          At every meeting of the shareholders, the Chairman, if there is such an officer, or if not, the President of the corporation, or in his absence the Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of the President or any Vice President, a chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at the shareholders' meeting is restricted to shareholders of record, persons authorized in accordance with Section 0 of these Bylaws to act by proxy and officers of the corporation.

SECTION 2.9  CONDUCT OF BUSINESS.

          The Chairman shall call the meeting to order, establish the agenda and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the shareholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

          The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation.
 Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 0 and Section 0, below. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 0 and Section 0, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.10  NOTICE OF SHAREHOLDER BUSINESS.

          At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a shareholder or (d) properly brought before a special meeting by a shareholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by shareholders. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder proposal to be presented at an annual meeting shall be received at the corporation's principal executive offices not less than 120 calendar days in advance of the date that the corporation's (or the corporation's predecessor's) proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and
(d) any material interest of the shareholder in such business.

SECTION 2.11  ACTION WITHOUT MEETING.

     An action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

SECTION 2.12  STOCK LIST.

     A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in his name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

                                 ARTICLE III

                                  DIRECTORS

SECTION 3.1  POWERS.

     Subject to the limitations stated in the Articles of Incorporation, these Bylaws, and the California General Corporation Law as to actions which shall be approved by the shareholders or by the affirmative vote of a majority of the outstanding shares entitled to vote, and subject to the duties of Directors as prescribed by the California General Corporation Law, all corporate powers shall be exercised by, or under the direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors.

SECTION 3.2  NUMBER OF DIRECTORS.

          The authorized number of Directors of the corporation shall not be less than five (5), nor more than nine (9), with the exact number of Directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or the Shareholders. The exact number of Directors shall be five (5) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or Shareholders.

SECTION 3.3  ELECTION AND TERM OF OFFICE.

     The Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the shareholders held for that purpose. All Directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any Director. A Director need not be a shareholder.

SECTION 3.4  RESIGNATION.

     Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

SECTION 3.5  REMOVAL.

     The entire Board of Directors or any individual Director may be removed from office, prior to the expiration of their or his term of office only in the manner and within the limitations provided by the California General Corporation Law.

     No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of such Director's term of office.

SECTION 3.6  VACANCIES.

     A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

     Vacancies in the Board of Directors may be filled by a majority of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until the expiration of the term for which he was elected and until his successor is elected at an annual or a special meeting of the shareholders, or until his death, resignation or removal.

     The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. A Director may not be elected by written consent to fill a vacancy created by removal except by unanimous written consent of all shares entitled to vote for the election of directors.

SECTION 3.7  ORGANIZATION MEETING.

     Immediately after each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. No notice of such meeting need be given.

SECTION 3.8  OTHER REGULAR MEETINGS.

     The Board of Directors may provide by resolution the time and place for the holding of regular meetings of the Board; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. No notice of such regular meetings of the Board need be given.

SECTION 3.9  CALLING MEETINGS.

     Meetings of the Board of Directors for any purpose or purposes shall be held whenever called by the Chairman of the Board, the President or the Secretary or any two Directors of the corporation.

SECTION 3.10  PLACE OF MEETINGS.

     Meetings of the Board of Directors shall be held at any place within or without the State of California which may be designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution of the Board. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the corporation.

SECTION 3.11  TELEPHONIC MEETINGS.

     Members of the Board may participate in a regular or special meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.11 constitutes presence in person at such meeting.

SECTION 3.12  NOTICE OF SPECIAL MEETINGS.

     Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail, telephone or telegraph. In case such notice is sent by mail, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegraph, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such notice may be given by the Secretary of the corporation or by the persons who called said meeting. Such notice need not specify the purpose of the meeting, and notice shall not be necessary if appropriate waivers, consents and/or approvals are filed in accordance with Section 3.13 of these Bylaws.

SECTION 3.13  WAIVER OF NOTICE.

     Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

     The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.14  ACTION WITHOUT MEETING.

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

SECTION 3.15  QUORUM.

     A majority of the authorized number of Directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the Articles of Incorporation, or the California General Corporation Law, specifically requires a greater number. In the absence of a quorum at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting as provided in Section 3.16 of these Bylaws. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough Directors to leave less than a quorum, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 3.16  ADJOURNMENT.

     Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the Directors present. Notice of the time and place of the adjourned meeting need not be given to absent Directors if said time and place are fixed at the meeting adjourned.

SECTION 3.17  INSPECTION RIGHTS.

     Every Director shall have the absolute right at any time to inspect, copy and make extra copies of, in person or by agent or attorney, all books, records and documents of every kind and to inspect the physical properties of the corporation.

SECTION 3.18  FEES AND COMPENSATION.

     Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

SECTION 3.19  LOANS TO OFFICERS.

     The Board may approve loans of money or property from the corporation to, and guaranties by the corporation of the obligations of, any officer, whether or not a director, of the corporation, and may adopt employee benefit plans authorizing such loans and/or guaranties, without the approval of the shareholders of the corporation, provided that:

     (a) the corporation has outstanding shares held of record by more than 100 persons on the date of approval by the Board;

     (b) the vote for approval is sufficient without counting the vote of any interested director or directors; and

     (c) the Board determines that such loan, guaranty, or plan may reasonably be expected to benefit the corporation.

                                ARTICLE IV

                EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 4.1  EXECUTIVE COMMITTEE.

     The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, appoint an executive committee, consisting of two or more Directors. The Board may designate one or more Directors as an alternate member of such committee, who may replace any absent member of any meeting of the committee. The executive committee, subject to any limitations imposed by the California General Corporation Law, or by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, or imposed by the Articles of Incorporation or by these Bylaws, shall have and may exercise all of the powers of the Board of Directors.

SECTION 4.2  OTHER COMMITTEES.

     The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate such other committees, each consisting of 2 or more Directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the California General Corporation Law, or imposed by the Articles of Incorporation or by these Bylaws. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

SECTION 4.3  MINUTES AND REPORTS.

     Each committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary. All action by any committee shall be reported to the Board of Directors at the next meeting thereof, and, insofar as rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board of Directors.

SECTION 4.4  MEETINGS.

     Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and shall meet as provided by such rules, and it shall also meet at the call of any member of the committee. Unless otherwise provided by such rules or by resolution of the Board of Directors, committee meetings shall be governed by Sections 3.11, 3.12 and 3.13 of these Bylaws.

SECTION 4.5  TERM OF OFFICE OF COMMITTEE MEMBERS.

     The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating him but shall not exceed his term as a Director. Any member of a committee may be removed at any time by resolution adopted by Directors holding a majority of the directorships, either present at a meeting of the Board or by written approval thereof.

                                  ARTICLE V

                                   OFFICERS

SECTION 5.1  OFFICERS.

     The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer, who shall be the Chief Financial Officer of the corporation. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice Presidents, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3. One person may hold two or more offices.

SECTION 5.2  ELECTION.

     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5, shall be chosen annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

SECTION 5.3  SUBORDINATE OFFICERS, ETC.

     The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

SECTION 5.4  REMOVAL AND RESIGNATION.

     Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.5  VACANCIES.

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

SECTION 5.6  CHAIRMAN OF THE BOARD.

     The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

SECTION 5.7  PRESIDENT.

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws.

SECTION 5.8  VICE PRESIDENT.

     In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

SECTION 5.9  SECRETARY.

     The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and shareholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Bylaws or the California General Corporation Law. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

     The Secretary shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

SECTION 5.10  TREASURER AND CHIEF FINANCIAL OFFICER.

     The Treasurer and Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

     The Treasurer and Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

SECTION 5.11  ASSISTANT SECRETARY.

     The Assistant Secretary shall have all the powers, and perform all the duties of, the Secretary in the absence or inability of the Secretary to act.

SECTION 5.12  COMPENSATION.

     The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the corporation.

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1  RECORD DATE.

     The Board of Directors may fix, in advance, a time in the future as the record date for the determination of shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. Shareholders on the record date are entitled to notice and to vote or receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares in the books of the corporation after the record date, except as otherwise provided by law. Said record date shall not be more than sixty (60) or less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     If no record date is fixed by the Board of Directors, the record date shall be fixed pursuant to the California General Corporation Law.

SECTION 6.2  INSPECTION OF CORPORATE RECORDS.

     The accounting books and records, and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board shall be open to inspection upon written demand made upon the corporation by any shareholder or the holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to his interest as a shareholder, or as the holder of such voting trust certificate.
 The record of shareholders shall also be open to inspection by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and to make extracts.

SECTION 6.3  EXECUTION OF CORPORATE INSTRUMENTS.

     The Board of Directors may, in its discretion, determine the method and designate the statutory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation. Unless otherwise specifically determined by the Board of Directors, formal contracts of the corporation, promissory notes, mortgages, evidences of indebtedness, conveyances or other instruments in writing, and any assignment or endorsement thereof, executed or entered into between the corporation and any person, may be signed by the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the corporation.

SECTION 6.4  RATIFICATION BY SHAREHOLDERS.

     The Board of Directors may, subject to applicable notice requirements, in its discretion, submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; and any contract or act which shall be approved or ratified by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of shareholders, shall be as valid and binding upon the corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the corporation, unless a greater vote is required by law for such purpose.

SECTION 6.5  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

     The President and Vice President of this corporation are authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation and any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney and duly executed by said officers.

SECTION 6.6  INSPECTION OF BYLAWS.

     The corporation shall keep in its principal executive office in this State the original or a copy of the Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

SECTION 6.7  FACSIMILE SIGNATURES.

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

                                    ARTICLE VII

                                  SHARES OF STOCK

SECTION 7.1  FORM OF CERTIFICATES.

     Certificates for shares of stock of the corporation shall be in such form and design as the Board of Directors shall determine and shall be signed in the name of the corporation by the Chairman of the Board, or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary. Each certificate shall state the certificate number, the date of issuance, the number, class or series and the name of the record holder of the shares represented thereby, the name of the corporation, and, if the shares of the corporation are classified or if any class of shares has two or more series, there shall appear the statement required by the California General Corporation Law.

SECTION 7.2  TRANSFER OF SHARES.

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 7.3 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 7.3  LOST CERTIFICATES.

     The Board of Directors may order a new certificate for shares of stock to be issued in the place of any certificate alleged to have been lost, stolen or destroyed, but in every such case, the owner or the legal representative of the owner of the lost, stolen or destroyed certificates may be required to give the corporation a bond (or other adequate security) in such form and amount as the Board may deem sufficient to indemnify it against any claim that may be made against the corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or issuance of such new certificate.

                                 ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.1  INDEMNIFICATION BY CORPORATION.

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the California General Corporation Law, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 8.2 of this Article VIII, the corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred by this Section shall include the right to be paid by the corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the fullest extent authorized by the California General Corporation Law; PROVIDED, HOWEVER, that, if required by the California General Corporation Law, the payment of such expenses incurred by such person in advance of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Section or otherwise.

SECTION 8.2  RIGHT OF CLAIMANT TO BRING SUIT.

     If a claim under Section 8.1 of this Article VIII is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its board of directors, independent legal counsel, or it shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

SECTION 8.3  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

     The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

SECTION 8.4  RIGHTS NOT EXCLUSIVE.

     The rights conferred on any person by this Article VIII above shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

SECTION 8.5  INDEMNITY AGREEMENTS.

     The Board of Directors is authorized to enter into a contract with any Director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

SECTION 8.6  INSURANCE.

     The corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation (including a predecessor corporation), partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the California General Corporation Law.

SECTION 8.7  AMENDMENT, REPEAL OR MODIFICATION.

     Any amendment, repeal or modification of any provision of this Article VIII by the shareholders or the Directors of the corporation shall not adversely affect any right or protection of a Director or officer of the corporation existing at the time of such amendment, repeal or modification.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1  POWER OF SHAREHOLDERS.

     New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a two-thirds majority of the outstanding shares entitled to vote or by the written consent thereof, except as otherwise provided by law or by the Articles of Incorporation.

SECTION 9.2  POWER OF DIRECTORS.

     Subject to the right of shareholders as provided in Section 9.1 of these Bylaws, Bylaws other than a Bylaw or amendment thereof specifying or changing the authorized number of Directors, or the minimum or maximum number of a variable Board of Directors, or changing from a fixed to a variable Board of Directors or vice versa, may be adopted, amended or repealed by a unanimous vote of the Board of Directors.

                            CERTIFICATE OF SECRETARY


     I hereby certify that I am the duly elected and acting Secretary of bebe stores, inc., a California corporation and that the foregoing Bylaws, comprising eighteen (18) pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors.

     IN WITNESS WHEREOF, I have hereunder subscribed my name this 18th day of May, 1998.

                                           /s/ Paul Mashouf
                                           -------------------------------------
                                           Paul Mashouf, Secretary